EXHIBIT 11.1
                               PICO PRODUCTS, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                   YEARS ENDED JULY 31, 1995 AND 1994 AND 1993

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            1995      1994       1993
                                          --------  --------   --------
Net income (loss) attributable
  to common stock                         $    526  $    905   $  (277)

Net income (loss) used to compute
  fully diluted earnings
  per share                               $    526  $    905   $  (277)
                                          --------  --------   --------

Primary earnings per share:

  Weighted average number
     of common shares outstanding            3,636     3,605     3,577

  Dilutive effect of stock options
     and warrants after application
     of treasury stock method                  604       690       -
                                          --------  --------   --------

  Number of shares used to compute
     primary earnings per share              4,240     4,295     3,577

Primary earnings per share                $   0.12  $   0.21   $ (0.08)
                                          --------  --------   --------
                                          --------  --------   --------

Fully diluted earnings per share:

  Weighted average number
     of common shares outstanding            3,636     3,605     3,577

  Dilutive effect of stock options
     and warrants after application
     of treasury stock method                  604       690       -
                                          --------  --------   --------

  Number of shares used to compute
     fully diluted earnings per share        4,240     4,295     3,577

Fully diluted earnings per share          $   0.12  $   0.21   $ (0.08)
                                          --------  --------   --------
                                          --------  --------   --------



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